EXHIBIT 16.1

August 13, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

This letter will confirm that we reviewed Item 4.01 of Form 8-K for Medefile International, Inc. which is dated August 13, 2010, captioned Changes in the Registrants Certifying Accountant and that we agree with such statements made therein as they relate to Mallah Furman.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

/s/ Mallah Furman

Fort Lauderdale, Florida